Exhibit 10.7


                              GREATAMERICA BUILDING

                                 LEASE AGREEMENT

This LEASE AGREEMENT, made as of this _______ day of ___________________, 2001, between 3001 L.L.C. ("Landlord"), and Quad City Bank and Trust Company ("Tenant").

                                WITNESSETH, THAT

1. PREMISES: Landlord, subject to the terms and conditions hereof, hereby leases to Tenant certain premises ("Premises") as designated on the floor plan attached hereto as Exhibit A, containing approximately 1,649 square feet of Rentable Area on the 1st floor and 6,220 square feet of Rentable Area on the 2nd floor, all located in the building at 625 First Street, S.E block., Cedar Rapids, Iowa ("Building"), which Building contains approximately 140,484 square feet of Rentable Area. The square footage of the Premises has been calculated by Landlord's architect in accordance with the Standard Method For Measuring Floor Area In Office Buildings (ANSI/BOMA Z65.1-1996) The Building, the land underlying and contiguous thereto and all improvements thereon are hereinafter referred to as the project ("Project").

2.1 TERM: Tenant takes the Premises from Landlord, upon the terms and conditions herein contained for a term ("Term") commencing on the date upon which the latest of the following events shall have occurred:

     A) Landlord's obligations under Section 7H of this Lease are complete, subject only to Punch List Items;

     B) Landlord has obtained a Certificate of Occupancy (permanent or temporary) for the Premises; and

     C) Landlord's Architect has delivered to Tenant a written certificate that such conditions for Substantial Completion of the Leasehold Improvements have been met, subject only to a list of Punch List Items. Punch List Items ("Punch List Items") means details of construction, decoration and mechanical adjustment as to the base building work or the Leasehold Improvements which are minor in character and do not materially interfere with Tenant's use of the Premises.

          Unless  extended as provided  for below,  the Term shall expire on the
          last  day  of  the  sixtieth   full  calendar   month   following  the
          Commencement Date.

2.2. RENEWAL OPTION: Tenant shall have the right to renew this Lease for Two Five (5)-year periods. This option may only be exercised by written notice to Landlord delivered no later than One (1) year prior to the expiration of the Term.

3. MONTHLY BASE RENT: Tenant agrees to pay to Landlord during the Term a monthly Base Rent (the "Base Rent") equal to one-twelfth of the annual rental rate of $12.50 per square foot of Rentable Area payable on the first day of each month in advance, without deduction or setoff of any kind, to Landlord and delivered to Landlord's managing agent, Ryan Properties, Inc., 700 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord.

     Base Rent during each extended Term (if applicable) shall be the greater of
     1)market rent ("Market Rent") or 2)the base rent being paid at the end of the existing term.

     "Market Rent" means the monthly base rent that a landlord would receive if it were then to rent comparable premises, taking into consideration the then condition of the premises and normal concessions for a comparably sized tenant, including construction allowances, rent abatements and other concessions and financial terms.

4. USE: Tenant shall use the Premises only as a full service banking facility and shall not use the Premises for any other use or purpose without the prior written consent of Landlord.

5. OPERATING COSTS: Tenant shall, for the entire Term, pay to Landlord as an item of additional rent, without any setoff or deduction therefrom, its Proportionate Share of costs ("Operating Costs") which Landlord may incur in owning, maintaining and operating the Project during each calendar year of the Term. "Proportionate Share" is defined as the decimal equivalent of a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building. For calendar year 2001, the Operating Cost estimate is $8.40 per Rentable Area. "Operating Costs" are defined to include all expenses and costs (but not specific costs which are separately billed to and paid by individual tenants) of every kind and nature which the Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project and supporting facilities of the Project, including but not limited to all real estate taxes and annual installments of special or other assessments payable with respect to the Project, and all other taxes, service payments in lieu of taxes, excises, levies, fees or charges, general and special, ordinary and extraordinary, of any kind, which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project, its operations or rent provided for in this Lease; contest of any such taxes, including attorney's fees; management fees, insurance premiums, utility costs, janitorial costs, security costs, costs of wages, maintenance costs (relating to the Project and adjacent land including sidewalks, skyways, landscaping and parking or service areas, common areas, service contracts, equipment and supplies) and all other costs of any nature whatsoever which for federal tax purposes may be expensed rather than capitalized, but exclusive only of leasing commissions, depreciation, costs of leasehold improvements and payments of principal and interest on any mortgages, deeds of trusts, or other security devices covering the Project. Operating Costs shall also include the yearly amortization of capital costs incurred by the Landlord for improvements or structural repairs to the Project required to comply with any change in the laws, rules or regulations of any governmental authority having jurisdiction, or for purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by the Landlord or by the managing agent for Landlord.

     As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Operating Costs for the ensuing calendar year and Tenant's Proportionate Share thereof. Tenant shall pay, as additional rent hereunder together with each installment of Base Rent, one-twelfth (1/12th) of its estimated annual Proportionate Share of Operating Costs. No later than Ninety (90) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's Proportionate Share of Operating Costs, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord shall credit to the next rent payments due Landlord from Tenant, as the case may be, any difference between the actual Operating Costs and the estimated Operating Costs paid by Tenant. Tenant's Proportionate Share of Operating Costs for the years in which this Lease commences and terminates shall be prorated by multiplying the actual Operating Costs by a fraction the numerator of which is the number of days of that year in the Term and the denominator of which is 365. Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Project is not fully occupied at any time during the Term, an adjustment shall be made in computing the Operating Costs for such year so that the Operating Costs shall be computed for such year as though the Project had been fully occupied during such year (including, for real estate tax purposes, as if fully occupied and assessed as a completed Project).

     For a period of one year following Tenant's receipt of Landlord's statement of actual Operating Costs, Landlord shall keep available for Tenant's inspection copies of all supporting statements relating to Operating Costs. During this period Tenant may audit Landlord's Operating Costs records upon reasonable notice to Landlord. The audit must be performed during regular business hours in the offices where Landlord maintains its accounting records. Within ten (10) business days after the date of the audit, Tenant will provide Landlord a copy of the audit. Tenant shall not have the right to audit while in default. No subtenant will have the right to audit under this provision. An assignee, approved by Landlord, may have the right to audit as provided herein, however, such right shall only apply to the assignee's term of occupancy in the Premises pursuant to the Lease. In the event a discrepancy of seven percent (7%) or more is found in favor of Tenant, Landlord shall pay the cost of such audit.

6. ADDITIONAL TAXES: Tenant shall pay as additional rent to Landlord, together with each installment of Base Rent, the amount of any gross receipts tax, sales tax or similar tax, or any tax imposed in lieu of real property taxes (but excluding therefrom any income tax), or arising out of ownership, payable or which will be payable by Landlord, by reason of the receipt of the Base Rent and adjustments thereto.

7. OBLIGATIONS OF LANDLORD: So long as Tenant shall perform each and every covenant to be performed by Tenant hereunder, Landlord agrees that Tenant shall quietly enjoy the Premises in accord with the provisions hereof and that Landlord shall:

     A) Furnish heat and air conditioning to provide an environment that in Landlord's reasonable judgment is comfortable for occupancy of the Premises under normal business operations and in accordance with any applicable regulations daily from 8:00 A.M. to 6:00 P.M. (Saturdays after 1:00 P.M., Sundays and holidays excepted). If heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord, at the request of Tenant, shall install supplementary air conditioning equipment in the Premises, if such installation is deemed practical in the sole judgment of Landlord, and the cost of any such equipment, together with the cost of installation, operation and maintenance thereof (including all utility costs incurred in connection therewith) shall be paid by Tenant to Landlord as additional rent, together with each monthly installment of Base Rent, at such rates as are determined by Landlord. Any such equipment will be owned by Landlord.

     B)   Provide passenger elevator service in common with others at all times.

     C) Provide janitorial service in and about the Premises (Saturdays, Sundays and holidays excepted). Additional janitorial services will be a direct expense billable to Tenant. Landlord will reduce Tenant's Operating Cost share if Tenant contracts for its own janitorial services. All charges, additions, or deletions shall be provided in advance upon a thirty (30) day written request from Tenant to Landlord.

     D) Keep the foundations, the exterior walls and the roof of the Building in good repair, ordinary wear and tear excepted; provided, however, if the need for such repairs is directly or indirectly attributable to or results from any activity being conducted within the Premises, Tenant agrees to reimburse Landlord for all costs and expenses incurred by Landlord with respect to such repairs. Landlord shall commence any repairs it is required to do hereunder as soon as reasonably practicable after receiving written notice from Tenant of the necessity for such repairs, but in no event shall Landlord be required to make any other repairs. Landlord's obligations hereunder shall be subject to the provisions of Sections 9 and 10.

     E) Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord at such points of supply provided for general use of other tenants in the Building.

     F) Provide interior window covering of a venetian or similar blind for exterior windows as part of the Tenant's Leasehold Improvements. Tenant, at its own expense, and with Landlord's prior written consent may install drapes or other window coverings to the inside of said blinds (and if installed shall maintain them in an attractive and safe condition); provided, however, in the sole discretion of Landlord they are in harmony with the exterior and interior appearance of the Building and create no safety or fire hazard.

     G) Furnish Tenant with Twenty (20) keys or access cards for each corridor door entering the Premises, and additional keys or access cards at a charge by Landlord on an order signed by Tenant. All such keys or access cards shall remain the property of Landlord. Except as provided in Subparagraph (J) below no additional locks shall be allowed on any door of the Premises without Landlord's written consent, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord at the address then provided for the payment of rent all access cards and keys to the Premises, and give to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

     H) Make and install or provide for the installation of Tenant's leasehold improvements in accordance with the plans and specifications, terms and conditions set forth in Exhibit B. Except as specifically provided for in this Lease, Landlord shall have no obligation to repair, improve, redecorate or remodel the Premises after occupancy.

          Without limiting the obligations of Landlord pursuant to the materials attached as Exhibit B, Landlord shall, in a good and workmanlike manner, perform or cause to be performed the work and installation contemplated by the final plans, including any work and installation reasonably inferable therefrom and the obtaining of all necessary permits and approvals from applicable governmental and quasi-governmental authorities (such work and installation, "Landlord's Work"). Landlord shall notify Tenant when Tenant's Leasehold Improvements have been substantially completed, and Tenant shall thereafter promptly inspect the Premises and furnish to Landlord a statement that the Premises have been completed subject to certain enumerated items (the "Punch List"). All items on the Punch List shall be completed in a diligent manner after the date of Substantial Completion.

          Landlord shall permit Tenant and/or its agents, representatives or employees to enter the Premises prior to the Commencement Date for any purpose consistent with the terms of this Lease. Landlord shall assign to Tenant any warranties relating to those portions or elements of the Premises for which Tenant is responsible for repair and maintenance hereunder.

          Landlord's obligation under this Section shall not exceed Twenty-Five Dollars ($25.00) per square foot of Rentable Area. Any cost in excess of $25.00 per square foot Rentable Area shall be the obligation of Tenant.

          It is understood that Landlord does not warrant that any of the services and utilities referred to above will be free from interruption from causes beyond the reasonable control of Landlord. Such interruption of service or utilities shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease.

     I) Landlord and Tenant agree to enter into a separate agreement allowing Tenant to install necessary communications and security equipment on the rooftop of the Building.

     J) Landlord shall allow Tenant to install, maintain and repair additional security devices, including locks and card access in the Premises as long as those additions are kept within the Building's master system and upon advance written notice to the Landlord. Any default of Tenant's obligations under such agreement shall be considered a default under the terms of this Lease.

     K) Landlord shall provide adequate exterior space for Tenant's signage, which signage shall be approved by Landlord and maintained by Tenant. Tenant and Landlord agree to work in a good faith effort with Landlord's Architect to design such signage to be in keeping with the first class quality of the Building.

     L) Landlord and Tenant shall enter into a separate agreement allowing for the installation of an ATM in the south Building parking lot and a Night Depository with 24-hour access in the first floor interior common area space that is architecturally compatible with the Building and in a location approved by the Landlord. Any default of Tenant's obligations under such agreement shall be considered a default under the terms of this Lease.

8.   COVENANTS OF TENANT: Tenant agrees that it shall:

     A) Observe such governmental ordinances, laws and regulations and such rules and regulations as from time to time may be put in effect by Landlord, or Landlord's designated managing agent, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Project, including, without limitation, Project signage and graphics standards, use of designated common areas and other Project areas, security measures and similar matters.

     B) Give Landlord and Landlord's managing agent access to the Premises at any time during emergencies and at all reasonable times and accompanied by representative of Tenant, without charge or diminution of rent, to enable Landlord to examine or exhibit the same and to make such inspections, repairs, additions and alterations as Landlord deems necessary or may be required to make hereunder.

     C) Keep the Premises in good order and condition. Tenant shall be responsible for payment of all costs incurred by Landlord in replacing all interior broken glass with glass of the same quality, save only glass broken by All Risk insurance coverage; and Tenant shall commit no waste on the Premises.

     D) Pay for all replacement electric lamps and ballasts used in the Premises.

     E) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are in at the commencement of the Term or thereafter were put in by Landlord or Tenant, reasonable use and wear excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned, and Landlord may dispose of the same as it deems expedient at Tenant's expense. Tenant shall be responsible for payment of all costs incurred by Landlord for any restoration of the Premises needed by virtue of the removal of Tenant's goods and effects whether removed by Tenant or Landlord.

     F) Not assign this Lease, unless assigned to a financial affiliate of Tenant, or sublet all or any part of the Premises voluntarily, involuntarily or by operation of law, or through change in the ownership of Tenant if Tenant is a corporation or a partnership, without first obtaining Landlord's written consent thereto. Landlord's consent will not be unreasonably withheld provided that (i) the occupancy of any such assignee or sublessee is not inconsistent with the character of the Building; (ii) such assignee or sublessee shall assume in writing the performance of the covenants and obligations of Tenant hereunder; (iii) a fully executed copy of any such assignment or sublease shall be immediately delivered to Landlord but the making of such assignment or sublease shall not be deemed to release Tenant from the payment and performance of any of its obligations under this Lease; (iv) Tenant shall promptly disclose and pay to Landlord as additional rent hereunder any rent or other payments pursuant to any sublease which exceed the amounts payable hereunder and any other consideration paid, or to be paid, by reason of the assignment or sublease; and (v) such assignment or subletting is approved by any mortgagee holding a mortgage covering the Premises which reserves such right unto the mortgagee. Notwithstanding the foregoing, if Tenant wishes to assign this Lease or sublet all or any part of the Premises to a named third party, Tenant shall first offer, in writing, to assign or sublet (as the case may be) to Landlord on the same terms and conditions and for the same Base Rent and additional rent as provided in this Lease. Any such offer by Tenant shall be deemed to have been rejected by Landlord unless within ten (10) days from receipt thereof, Landlord delivers to Tenant written notice of acceptance of Tenant's offer.

     G) Not place signs on or about the Premises or the Project without first obtaining Landlord's written consent thereto.

     H) Not overload, damage or deface the Premises or the Project or do any act which may make void or voidable any insurance on the Premises or the Project, or which may render an increased or extra premium payable for insurance.

     I) Not install asbestos or any asbestos containing material within the Premises or the Project and not make any alterations or additions to the Premises without the prior written consent of the Landlord and until payment and completion bonds therefore have been approved by Landlord. All alterations, additions or improvements (including carpeting or other floor covering) which may be made by either of the parties hereto upon the Premises, except movable office furniture and equipment, shall at Landlord's election, be the property of Landlord and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease.

     J) Keep the Premises and the Project free from any mechanics', materialmen's, contractors' or other liens arising from, or any claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify and hold harmless Landlord from and against any such lien, claim or action thereon, and reimburse Landlord promptly upon demand therefore by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action.

     K) Maintain at its expense at all times during the Term (i) a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, with limits of not less than $1,000,000.00 combined single limited; and (ii) a policy or policies of All Risk coverage insuring Tenant's leasehold improvements, trade fixtures and other personal property for the full insurable value thereof. All such insurance policies shall be placed with companies qualified to do business in the State of Iowa, provide for at least thirty (30) days prior written notice to Landlord before cancellation or amendment, name Landlord as an additional insured thereon. Current, endorsed copies thereof shall be filed with Landlord prior to Tenant's occupancy of the Premises and at all time thereafter during the Term.

     L) Not install, operate or permit any vending machines or coin-operated devices upon the Premises without Landlord's prior written consent.

     M) Pay the cost of all utilities, limited to desktop electrical and Premises lighting, supplied to or used in Premises at rates prevailing for Tenant's class of use as established by the company providing the applicable utility service.

     N) Tenant's obligations under this Section 8 to do or not to do a specified act shall extend to and include Tenant's obligation for all conduct of Tenant's employees, agents and invitees.

9. AMERICANS WITH DISABILITIES ACT: The parties agree that the liabilities and obligations of Landlord and Tenant under that certain federal statute commonly known as the Americans With Disabilities Act as well as the regulations and accessibility guidelines promulgated thereunder as each of the foregoing is supplemented or amended from time to time (collectively, the "ADA") shall be apportioned as follows:

     A) If any of the common areas of the Project, including, but not limited to, exterior and interior routes of ingress and egress, off-street parking and all rules and regulations applicable to the Premises, the Building or the Project, fails to comply with the ADA, such nonconformity shall be promptly made to comply by Landlord. Landlord shall also cause its manager of the Building and the Project (the "Manager") to comply with the ADA in its operation of the Building and the Project.

     B) From and after the commencement date of the Lease, Tenant covenants and agrees to conduct its operations within the Premises in compliance with the ADA. If any of the Premises fails to comply with the ADA, such nonconformity shall be promptly made to comply by Tenant. In the event that Tenant elects to undertake any alterations to, for or within the Premises, including initial build-out work, Tenant agrees to cause such alterations to be performed in compliance with the ADA.

     C) Tenant acknowledges and agrees that, while Landlord has reviewed and approved the plans and specifications for Tenant's Leasehold Improvements, and will construct Tenant's Leasehold Improvements for Tenant, Landlord assumes no responsibility for compliance of such plans and specifications with the ADA and Landlord shall not be responsible for any alterations or additions to the Premises which may be required by the ADA.

10. CASUALTY LOSS: In case of damage to the Premises or the Project by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord, who shall within sixty (60) days of such notice give notice to Tenant that: (1) Landlord elects to terminate this Lease as hereinafter provided, or (2) Landlord will cause the damage to be repaired with reasonable speed, at the expense of the Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, but Landlord shall have no obligation to restore or replace any property owned by Tenant; and to the extent that the Premises are rendered untenantable, the rent shall proportionately abate, except in the event such damage resulted from or was contributed to by the act, fault or neglect of Tenant, Tenant's employees, invitees or agents, in which event there shall be no abatement of rent. If the damage shall be so extensive that the Landlord shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, be terminated as of the date of such damage by written notice from Landlord to Tenant, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Premises.

11. CONDEMNATION: If the entire Premises are taken under power of eminent domain (which shall include the exercise of any similar governmental power or any purchase or other acquisition in lieu thereof), this Lease shall automatically terminate as of the date of taking, which shall be the date Tenant is required to yield possession thereof to the condemning authority. If a portion of the Premises is taken under power of eminent domain, Landlord shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to Tenant on or before the date of taking. If Landlord does not elect to terminate this Lease, it shall, at its own expense, restore or cause to be restored the Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Premises are rendered untenantable, the rent shall proportionately abate. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises; provided, however, that Landlord shall not be entitled to a separate award made to Tenant for the value and cost of removal of its personal property and fixtures or any relocation payment or allowance made to Tenant.

12. DELAY IN POSSESSION: If the Premises shall on the scheduled date of commencement of the Term not be ready for occupancy by the Tenant due to the possession or occupancy thereof by a person not lawfully entitled thereto, or because construction has not yet been completed, or by reason of any building operations, repair or remodeling to be done by Landlord, Landlord shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Premises to Tenant. Landlord, using such due diligence, shall not in any way be liable for failure to obtain possession of the Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, but the Base Rent and Additional Rent (as defined in Section 31 below) payable by Tenant hereunder shall abate until the Premises shall, on Landlord's part, be ready for the occupancy of Tenant, this Lease remaining in all other respects in full force and effect and the Term not thereby extended.

13. LIABILITY AND INDEMNITY: Save for its gross negligence, Landlord shall not be responsible or liable to Tenant for any loss or damage (i) that may be occasioned by or through the acts or omissions of persons occupying any part of the Project or any persons transacting any business in or about the Project or persons present in or about the Project for any other purpose, or (ii) for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility. Tenant shall defend, indemnify and save Landlord harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which may be imposed upon or incurred or paid by or asserted against Landlord, the Premises or any interest therein or in the Project by reason of or in connection with any use, non-use, possession or operation of the Premises, or any part thereof, any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any part thereof, and any failure on the part of Tenant to perform any of the terms or conditions of this Lease provided, however, that nothing contained in this paragraph shall be deemed to require Tenant to indemnify Landlord with respect to any gross negligence or tortuous act committed by Landlord or to any extent prohibited by law.

14. HAZARDOUS SUBSTANCES: Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et. seq., and applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term.

15. DEFAULT: Tenant hereby agrees that in case Tenant shall default in making any payment due hereunder or in performing any of the other agreements, terms and conditions of this Lease, or if any proceeding is commenced by or against Tenant in bankruptcy or for appointment of a receiver, or if Tenant becomes insolvent or makes a general assignment for the benefit of creditors, then, in any such event, Landlord, in addition to all other rights and remedies available to Landlord, by law or by other provisions hereof, may, with process of law, re-enter immediately into the Premises and remove all persons and property therefrom, and, at Landlord's option, annul and cancel this Lease as to all future rights of Tenant, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid. Tenant further agrees that in case of any such termination or re-entry the obligations of Landlord hereunder shall cease but the obligation of Tenant to pay Base Rent, Additional Rent (as defined in Section 31 below) and other sums which may become due hereunder shall continue for the then unexpired portion of the Term, and that Tenant will indemnify the Landlord against all loss of rents and other damage which Landlord may incur by reason of such termination or re-entry, including, but not limited to, costs of restoring and repairing the Premises and putting the same into rentable condition, costs of renting the Premises to another tenant, loss or diminution of rents and other damage which Landlord may incur by reason of such termination or re-entry, and all reasonable attorneys' fees and expenses incurred in enforcing any of the terms of this Lease. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

16. NOTICES: All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by registered or certified mail, return receipt requested, addressed to Tenant at the Building, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is personally delivered to Tenant or deposited in the mail as herein provided. Any notice or the return of any access cards, keys, or otherwise to be given from Tenant to Landlord must be similarly delivered to Landlord's managing agent personally or sent by registered or certified mail, return receipt requested, addressed to Landlord at the address where the last previous rental hereunder was payable, or in the case of subsequent change upon notice given, to the latest address furnished.

17. HOLDING OVER: Should Tenant continue to occupy the Premises after expiration or termination for any reason of the Term or any renewal or renewals thereof with Landlord's written consent, such tenancy shall be from month-to-month and in no event from year-to-year or for any longer term, and shall be on all the terms and conditions hereof applicable to a month-to-month tenancy except that Base Rent shall equal two hundred percent (200%) of the Base Rent plus Tenant's Proportionate Share of Operating Costs payable at the time of such expiration or termination.
     Nothing herein, however, shall prevent Landlord from removing Tenant forthwith and seeking all remedies available to Landlord in law or equity.

18. SUBORDINATION: The rights of Tenant shall be and are subject and subordinate at all times to the lien of any mortgage now or hereafter in force against the Project, and Tenant shall execute such further instruments subordinating this Lease to the lien of any such mortgage as shall be requested by Landlord, including upon request an agreement by Tenant to attorn to the holder of such mortgage in return for a covenant of non-disturbance of Tenant's occupancy by such holder in the event that such holder, its successors or assigns, succeeds to the interest of Landlord.

19. ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a certificate in such form as may from time to time be provided, ratifying this Lease and certifying (a) that this Lease is in full force and effect and has not been assigned, modified or amended in any way (or, if there has been any assignment, modification or amendment, identifying the same); (b) the dates of commencement and expiration of the Lease Term, the date to which the Base Rent and additional rent payable hereunder have been paid in advance; and (c) that there are, to Tenant's knowledge, no incurred defaults on the part of Landlord or any defenses or offsets against the enforcement of this Lease by Landlord (or specifying each default, defense or offset if any are claimed). Any such statement may be furnished to and relied upon by any prospective purchaser, lessee or encumbrancer of all or any portion of the Project.

20. BINDING EFFECT: The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord.

21. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfer or transfers of Landlord's interest in the Premises or the Project, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, including, without limitation, the obligation of Landlord under Section 27 hereof to return the security deposit as provided therein following assignment or transfer thereof to such assignee of Landlord's interest, provided Landlord is current in all its obligations to Tenant.

22. INTEREST: Any amount due from Tenant to Landlord (including Additional Rent as defined in Section 31 below) which is not paid when due shall bear interest at the lesser of (i) the highest legal rate, or (ii) eighteen percent (18%) per annum from the date due until paid, provided, however, the payment of such interest shall not excuse or cure the default upon which such interest accrued.

23. EXPENSE OF ENFORCEMENT: If either party hereto be made or become a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party's obligations hereunder, then the prevailing party in any such litigation (or the party becoming involved in such litigation because of a claim against such other party, as the case may be) shall receive from the other party all costs and reasonable attorney's fees incurred by it in relation to such litigation.

24. ACCESS; CHANGES IN PROJECT FACILITIES; NAME: All portions of the Project except the inside surfaces of all walls and doors bounding the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Project facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord and Landlord's managing agent. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, concourse, elevators, escalators, stairways and other improvements thereof, as it may deem necessary or desirable. Landlord may adopt any name for the Project and Landlord reserves the right to change the name and/or address of the Project at any time.

25. RIGHT OF LANDLORD TO PERFORM: If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be so obligated, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed hereunder. Tenant shall, promptly and upon demand therefore by Landlord, reimburse Landlord for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate specified in Section 20 hereof from the date of such payment by Landlord, and Landlord shall have the same rights and remedies in the event of the failure by Tenant to pay such amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

26. BROKERS: Landlord shall pay the fee or commission to Scott Olson of Skogman Realty and Chuck Ruhl of Ruhl Realtors in accordance with Landlord's separate written agreement with each. The commission shall be figured at $3.00 per square foot of Rentable Area with Skogman Realty receiving $17,705.25 and Ruhl Realtors receiving $5,901.75. Landlord and Tenant warrant and represent to each other that in the negotiating or making of this Lease neither party has dealt with any other broker or finder who might be entitled to a fee or commission for this Lease other than the parties named herein. Landlord and Tenant shall indemnify and hold the other party harmless from any claim or claims, including costs, expenses and attorney's fees incurred by the other party, or asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by the other.

27. LANDLORD'S SECURITY INTEREST: Landlord reserves (and is hereby granted) a security interest on all fixtures, equipment and personal property (tangible and intangible) now or hereafter located in or on the Premises to secure all sums due from and all obligations to be performed by Tenant hereunder, which lien and security interest may be enforced by Landlord in any manner provided by law.

28. MODIFICATIONS FOR LENDER: If, in connection with obtaining financing for the Project or the Premises, any lender shall request modifications in this Lease as a condition to such financing, Tenant shall promptly execute any instrument submitted to Tenant by Landlord containing such modifications; provided, however, that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

29. LIMITATION OF LIABILITY: In the event that Landlord is ever adjudged by any court to be liable to Tenant in damages, Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successor in interest, or to maintain any other action not involving the personal liability of Landlord (or if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, requiring its directors, officers or shareholders to respond in monetary damages from assets other than Landlord's interest in the Project), or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

30. WAIVER OF SUBROGATION: Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by All Risk coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

31. ADDITIONAL RENT AMOUNTS: Any amounts in addition to Base Rent payable to Landlord by Tenant hereunder, including without limitation amounts payable pursuant to Sections 5, 6, 7A, 7F, 7I, 7J, 7L, 8C, 8D, 8J, 12, 13, 20, 21,
     24, 27 and Exhibit B, (the "Additional Rent"), shall be an obligation of Tenant hereunder and all such Additional Rent shall be due and payable upon demand.

32. INCORPORATION OF EXHIBITS: The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully as if set forth at length herein:

       EXHIBIT A                 Floor Plan of Premises

       EXHIBIT B                 Leasehold Improvements Plan and Specifications

33. FORCE MAJEURE: All of the obligations of Landlord and of Tenant under this Lease are subject to and shall be postponed for a period equal to any delay or suspension resulting from fire, strikes, acts of God, and other causes beyond the control of the party delayed in its performance hereunder, this Lease remaining in all other respects in full force and effect and the Term not thereby extended. Provided nevertheless, the unavailability of funds for payment or performance of Tenant's obligations hereunder shall not give rise to any postponement or delay in such payment or performance of Tenant's obligations hereunder.

34. GENERAL: The submission of this Lease for examination does not constitute the reservation of or an option for the Premises, and this Lease becomes effective only upon execution and delivery hereof by Landlord and Tenant. This Lease does not create the relationship of principal and agent or of partnership, joint venture or any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of lessor and lessee. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition. The topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an Agreement in writing signed by the parties hereto, their successors or assigns. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

35. PARKING: Landlord shall cause to be made available to Tenant, at Tenant's option, the following amounts of parking spaces ("Spaces"):

     A) Up to Five (5) Spaces in the parking lot located adjacent to the Building. Tenant shall pay directly to the parking facility operator ("Operator") $ 35.00 per space per month. Tenant shall pay directly to the Landlord such amounts as are from time to time agreed upon by Tenant and Landlord.

     B) Up to Seventeen (17) Spaces in the City of Cedar Rapids 8th Avenue Parking Lot located between 8th and 12th Avenue SE. Tenant shall pay directly to the City of Cedar Rapids $20.00 per space per month from the Commencement Date through a date determined between the City of Cedar Rapids and Tenant. Tenant shall enter a separate agreement with the City of Cedar Rapids for these Spaces.

          All such Spaces shall only be for the use of Tenant's employees on a non-designated, non-exclusive basis. If at any time following the commencement of this Lease, Tenant elects less than the full number of Spaces available to it, Landlord shall have no further obligation to provide additional Spaces.

          Landlord does not warrant that these Spaces will be free from interruption from causes beyond reasonable control of Landlord. Such interruption of Spaces shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease.

37. SEVERABILITY: The invalidity of any provision, clause or phrase herein contained shall not serve to render the balance of this Lease ineffective or void and the same shall be construed as if such had not been herein set forth.

38. REGULATORY APPROVAL: This Lease shall not be binding upon Tenant unless and until Tenant has received any required bank regulatory approval. If Tenant has not received such approval on or before June 6, 2001 this Lease shall be null and void. Notwithstanding any other provisions contained in this lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interest under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event exceed an amount equal to all accrued and unpaid rent to the date of termination.

39. TERMINATION OPTION: Tenant shall have the right to terminate this Lease effective the Thirty-seventh (37th) month under the following terms:

     A) Tenant gives written notice to Landlord that it is exercising that right to terminate no later than 12 months prior to the termination date ("Termination Date"), and

     B) Tenant is not in default under the Lease at the time such termination right is exercised and at the time such termination becomes effective, and

     C) Tenant pays to Landlord in cash on or before the Termination Date unamortized cost of the Tenant Improvements and Lease Commissions. The Tenant Improvements and Lease Commissions will be amortized at Ten percent (10%) over the original Term of the Lease.

If the foregoing conditions are met, on or before the date set forth in Tenant's notice, the Term shall expire with the same force and effect as if such date were the expiration date of the Term.

IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:                               TENANT:
3001 L.L.C.                             QUAD CITY BANK AND TRUST COMPANY

BY:    _____________________________    BY:    _________________________________

ITS:   _____________________________    ITS:   _________________________________

DATE:  _____________________________    DATE:  _________________________________

                                    EXHIBIT A

                              FLOOR PLANS FROM OPN

                                    EXHIBIT B

                  LEASEHOLD IMPROVEMENTS PLANS & SPECIFICATIONS

Leasehold Improvements Approval Procedures:

Tenant will deliver all of the plans and specifications for the Leasehold Improvements to Landlord, on or before June 15, 2001. As such plans and specifications are completed, they will be submitted to Landlord for approval. If Landlord finds that such plans and specifications do not conform with Landlord's reasonable specifications for the Building generally or do not otherwise conform with Landlord's reasonable requirements, including maximum weight and proper positions of heavy equipment, Landlord will within 10 days after such submittal, make written objections specifying in what particulars objections are made. If such objections are made, Tenant will, within 15 days after receiving Landlord's objections, make such revisions as are, in Tenant's reasonable judgment, appropriate to meet Landlord's objections and will submit such revisions to Landlord for approval in the same manner described above. If the parties cannot otherwise reconcile any disagreement, the matter may be submitted to Arbitration. If, after such plans and specifications have been approved by Landlord, Tenant desires to change them in any material manner, Tenant will submit such changes to Landlord for Landlord's approval in the same manner described above.

Leasehold Improvement Proposal:

Landlord will cause Landlord's Contractor to submit to Tenant on the 30th day after Landlord has approved Tenant's plans and specifications for the Leasehold Improvements (the "Bid Date") a proposal for the construction of the Leasehold Improvements.

Cooperation:

All work in connection with completion of the Leasehold Improvements according to the plans and specifications approved by Landlord and Tenant (including purchase of required materials and equipment) will be carried out by Landlord's Contractor, subject to the reasonable direction of Landlord. Tenant will cooperate with Landlord, Landlord's Contractor and Landlord's Architect to facilitate the efficient and expeditious completion of the Building and the Premises. Tenant will have access to the Premises during construction of the Premises by Landlord and during construction of the Leasehold Improvements. Landlord will, at its sole expense, cause to be provided elevator and hoisting services during construction of the Leasehold Improvements in a manner reasonably requested by Tenant.

Landlord shall use its best efforts to control the costs of Leasehold Improvements and agrees to keep Tenant informed as to the costs of the work. In the event that it appears at any time that the cost of the Leasehold Improvement work will exceed such amount, Landlord agrees to promptly notify Tenant and work with Tenant to revise the final plans to achieve a reduction in cost if requested by Tenant.